UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2025 (May 29, 2025)

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)

(978) 910-1486

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2025, the Cannabist Company Holdings Inc. (the “Company” or “Cannabist”) completed its previously announced court-approved plan of arrangement under Section 192 of the Canada Business Corporations Act (the “Transaction”) involving, inter alios, the Company and The Cannabist Company Holdings (Canada) Inc. (“Cannabist Canada”, and together with the Company, the “Companies”), implementing those transactions described in the Companies’ management information circular dated March 28, 2025.

The Transaction resulted in, among other things: (a) the exchange of all outstanding 6.0% senior secured convertible notes of the Companies due June 29, 2025 and all 9.5% senior secured first-lien notes of the Companies due February 3, 2026 for an equivalent principal amount of new senior notes due December 31, 2028 (the “New Senior Notes”) co-issued by the Companies, and the issuance of an aggregate of 118,209,105 common shares of the Company (the “New CBST Common Shares”) to the holders of such notes on a pro rata basis; (b) the exchange of all outstanding 9.0% senior secured convertible notes of the Companies due March 19, 2027 for either (i) an equivalent principal amount of New Senior Notes, as well as a pro rata amount of the New CBST Common Shares or (ii) an equivalent principal amount of new senior convertible notes due December 31, 2028 co-issued by the Companies (the “New Convertible Notes” and together with the New Senior Notes, the “New Notes”); and (c) the issuance of an aggregate of 118,246,947 common share purchase warrants of the Company (the “Anti-Dilutive Warrants”) to Company shareholders of record as of May 27, 2025 on a pro rata basis. Each securityholder otherwise entitled to a fractional interest in New CBST Common Shares or Anti-Dilutive Warrants received an amount of such securities rounded down to the nearest whole number increment.

The New Notes were issued pursuant to that certain amended and restated indenture (the “A&R Indenture”) among The Cannabist Company Holdings Inc. and The Cannabist Company Holdings (Canada) Inc, as co-issuers, and Odyssey Trust Company, as trustee (the “Trustee”), dated May 29, 2025, as amended and supplemented by that certain first supplemental indenture among The Cannabist Company Holdings Inc. and The Cannabist Company Holdings (Canada) Inc, as co-issuers, and Odyssey Trust Company, dated May 29, 2025 (the “First Supplemental Indenture”). In connection with the issuance of the Anti-Dilutive Warrants, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Odyssey Trust Company, as warrant agent (the “Warrant Agent”), dated May 29, 2025.

A&R Indenture and First Supplemental Indenture

The New Senior Notes have a 9.25% cash interest rate and a maturity date of December 31, 2028; provided that Cannabist shall be permitted to extend such maturity date to June 30, 2029 and subsequently to December 31, 2029 at any time upon 30 days’ notice to the Trustee and the holders of New Senior Notes (each a “New Senior Notes Extension Notice”). Concurrently with the delivery of any New Senior Notes Extension Notice, Cannabist shall pay the holders of New Senior Notes an extension fee equal to 0.50% of the aggregate principal amount then outstanding under the New Senior Notes, and any such extension shall require Cannabist to concurrently extend the maturity date of the New Convertible Notes to the same date.

The New Convertible Notes have a 9.00% cash interest rate and a maturity date of December 31, 2028; provided that Cannabist shall be permitted to extend such maturity date to June 30, 2029 and subsequently to December 31, 2029 at any time upon 30 days notice to the Trustee and the holders of New Convertible Notes (each a “New Convertible Notes Extension Notice”). Concurrently with the delivery of any New Convertible Notes Extension Notice, Cannabist shall pay the holders of New Senior Notes an extension fee equal to 0.50% of the aggregate principal amount then outstanding under the New Convertible Notes, and any such extension shall require Cannabist to concurrently extend the maturity date of the New Senior Notes to the same date.

The A&R Indenture includes the following provisions or modified covenants:

•	Minimum Liquidity Requirements: Commencing September 30, 2025, Cannabist’s liquidity based on cash and cash equivalents held in accounts subject to control agreements in favor of the Trustee and certain other accounts set forth in the A&R Indenture, on a consolidated basis shall not fall below $15 million at any time from September 30, 2025.

•	Consolidated Net Leverage Ratio: Commencing on March 31, 2026, Cannabist will be required to maintain a Consolidated Leverage Ratio (as defined and calculated in the A&R Indenture) at the end of any fiscal quarter ending on certain prescribed dates, which is less than certain prescribed ratios set out in the A&R Indenture.

•	Asset Sales: The A&R Indenture includes modifications to the Asset Sale covenant to permit certain Approved Sales. All Approved Sales and Asset Sales will be subject to the oversight of the Board as set out in the A&R Indenture. The first $36.5 million of net proceeds received from Approved Sales which are completed on or before March 31, 2026, may be used for general corporate purposes (the “Retained Proceeds”). The use of net proceeds in excess of the Retained Proceeds or derived from other Asset Sales for any purpose other than a mandatory repayment of the New Notes shall be subject to the approval of a majority of the independent directors of the Board; provided that Cannabist will have 274 days to make open market purchases of New Notes prior to redeeming them at par.

•	Incurrence Covenants: The A&R Indenture contemplates a number of new or improved incurrence covenants.

•	Advisor: Beginning on March 31, 2026, a third party financial advisor (the “Financial Advisor”) will be retained by the Trustee on behalf of the holders of New Notes (or retained directly by the holders of New Notes, if the Trustee is unable to retain the Financial Advisor) at Cannabist’s expense, to receive and review certain reporting materials of Cannabist for the period ended March 31, 2026 and thereafter.

Warrant Agency Agreement

The Warrant Agency Agreement provides that the exercise price and number of common shares of the Company (the “Common Shares”) issuable on exercise of the Anti-Dilutive Warrants may be adjusted in certain customary circumstances, including in the event of a stock dividend, Extraordinary Dividend (as such term is defined in the Warrant Agency Agreement) or a recapitalization, reorganization, merger or consolidation. The Anti-Dilutive Warrants will not, however, be adjusted for issuances of Common Shares at a price below their exercise price.

The holders of Anti-Dilutive Warrants will not have the rights or privileges of Cannabist shareholders or any voting rights until they exercise their Anti-Dilutive Warrants and receive the underlying Common Shares. After the issuance of corresponding Common Shares upon exercise of Anti-Dilutive Warrants, each holder will be entitled to vote the Common Shares in accordance with their terms.

The Warrant Agent shall, on receipt of a written request of Cannabist or holders of not less than 25% of the aggregate number of Anti-Dilutive Warrants then outstanding, convene a meeting of holders of Anti-Dilutive Warrants upon at least 21 calendar days’ written notice to holders of Anti-Dilutive Warrants. Every such meeting shall be held in Toronto, Ontario or at such other place as may be approved or determined by the Warrant Agent. A quorum at meetings of holders of Anti-Dilutive Warrants shall be two persons present in person or represented by proxy holding or representing more than 20% of the aggregate number of Anti-Dilutive Warrants then outstanding.

From time to time, Cannabist and the Warrant Agent, without the consent of the holders of Anti-Dilutive Warrants, may amend or supplement the Warrant Agency Agreement for certain purposes including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of Anti-Dilutive Warrants. Any amendment or supplement to the Warrant Agency Agreement that adversely affects the interests of the holders of Anti-Dilutive Warrants may only be made by an “extraordinary resolution”, which is defined in the Warrant Agency Agreement as a resolution either: (a) passed at a meeting of the holders of Anti-Dilutive Warrants by the affirmative vote of holders of Anti-Dilutive Warrants representing not less than two-thirds of the aggregate number of the then outstanding Anti-Dilutive Warrants represented at the meeting and voted on such resolution; or (b) adopted by an instrument in writing signed by the holders of Anti-Dilutive Warrants representing not less than two-thirds of the aggregate number of the then outstanding Anti-Dilutive Warrants.

Item 1.01 of this Current Report on Form 8-K does not purport to be a complete description of the rights and obligations of the parties to the A&R Indenture, the First Supplemental Indenture and the Warrant Agency Agreement, and such description is qualified in its entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04 of this Current Report to the extent required.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02 by reference. The issuance of New CBST Common Shares and New Notes were exempt from under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) thereof.

The Anti-Dilutive Warrants were issued to existing Company shareholders (excluding the recipients of New CBST Common Shares) in order to reduce the dilutive effect of the New CBST Common Shares. The Company did not receive any consideration for the issuance of the Anti-Dilutive Warrants. Therefore, the issuance of the Anti-Dilutive Warrants did not constitute a “sale,” as such term is defined in Section 2(a)(3) of the Securities Act and did not require registration under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1†	Amended and Restated Trust Indenture, among The Cannabist Company Holdings Inc. and The Cannabist Company Holdings (Canada) Inc, as co-issuers, and Odyssey Trust Company, as Trustee, dated May 29, 2025
4.2	First Supplemental Indenture, among The Cannabist Company Holdings Inc. and The Cannabist Company Holdings (Canada) Inc, as co-issuers, and Odyssey Trust Company, dated May 29, 2025
10.1	Warrant Agency Agreement, between The Cannabist Company Holdings Inc. and Odyssey Trust Company, as Warrant Agent, dated May 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) of the type that the Registrant customarily and actually treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: June 4, 2025

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